CREDIT FACILITY AGREEMENT

[This English version is for reference only.]

Ref.: 2011 0011386004_

Lender: China Merchants Bank Co. Ltd.- Che Gong Miao Branch ("Party A")

Applicant: Measurement Specialties China., Ltd. ("Party B")

Whereas upon the application by Party B, Party A has agreed to grant to Party B the following credit facility (the "Facilities").  Parties A and B, after thorough negotiations, hereby enter into this Agreement subject to the following terms and in accordance with the relevant laws and regulations.

1.	CREDIT FACILITY

1.1.
Party A shall grant to Party B a credit facility of up to _RMB68,000,000__only (or the equivalent amount in other currencies, and the applicable exchange rate shall be the foreign exchange rate quoted and published by Party A at the relevant time, as follows), which includes (tick the appropriate box):

☐ Revolving Credit Facility RMB 68,000,000 (amount and currency)

☐ Term Loan Facility ___________ (amount and currency)

"Revolving Credit Facility" means the maximum extent/limit of the aggregate outstanding principal of the following facilities granted by Party A to Party B during the term of the Facilities: revolving credit facility with an option to rollover, Trade Financing, draft discounting, draft acceptance, issuance of guarantee, overdraft on corporate account, domestic factoring.

"Term Loan Facility" means during the term of the Facilities, Party B may drawdown the advance from Party A in multiples, but the aggregate of each drawdown shall not exceed the limit prescribed in this Agreement for term loan facility. Each drawdown (in multiples) by Party B shall be deducted from the limit prescribed in this Agreement for term loan facility, and the aggregate of each drawdown shall not exceed the limit.  Party B shall not draw down any part of the Term Loan Facility which is repaid.

“Trade Financing” includes issuance of letters of credit, inward documentary bills, shipping guarantee, inward collection documentary bills, packing loan, outward documentary bills, outward collection documentary bills, import/export remittance financing, short-term credit insurance facilities, import factoring, export factoring (except for without recourse two factor factoring, without recourse two factor factoring both provided by Party's A, as follows).

1.2.
If Party A provides import factoring or without recourse domestic factoring with Party B as the paying party, the accounts receivables owing from Party B which are assigned to Party A shall be counted towards the aforesaid credit facility; and if Party B applies to Party A for with recourse domestic factoring or with recourse export factoring, the standard purchase price (standard  committed purchase price) payable by Party B to Party A shall be counted towards the aforesaid Facilities.

1.3.
Party A may, in accordance with its internal procedures, appoint another branch of China Merchants Bank for re-issuance of a letter of credit to the beneficiary after Party A's issuance of the same, such re-issuance of letter of credit and the inward documentary bills and shipping guarantee arising thereunder shall be counted towards the aforesaid Facilities.

1.4.
The aforesaid Facilities shall not include any credit secured by a charge over cash deposit or pledge of certificate of deposit provided by Party B or a third party for any single specific facility under this Agreement; as follows.

(inapplicable) 1.5  Parties A and B has previously entered into a Credit Agreement (Ref.:__________________), upon this Agreement being effective, all aggregate outstandings arising from the facilities under the previous Credit Agreement shall automatically fall under this Agreement and be counted towards the credit limit hereunder (please tick the box, if this clause is applicable);

2.	CREDIT TERM

The term of the Facilities shall be _24_ month(s), commencing from the 25 day of November (month), 2011 (year) to the 25 day of November (month), 2013 (year), during which Party B shall apply to Party A for utilization of the facility. Unless otherwise provided in this Agreement, Party A shall not accept any application for utilization of the facility from Party B upon the expiry of the term of the Facilities.

3.	UTILIZATION OF CREDIT FACILITY

3.1.	Types and Scope of Facility

The aforesaid facilities shall be (please choose one of the following two options and tick the appropriate box):

(X) 3.1.1	General banking facilities, the types of facilities included are as follows (please complete correctly):

Working Capital Loan, Trade financing (no more than 3 months), draft acceptance (20% deposit is needed)

At the same time, Party B (please fill in “may” or “may not”) switch the utilization of the aforesaid types facility (please tick the appropriate box):

☐ All types of facilities may be switched for utilization;
☐	Some types of facilities may be switched for utilization, namely, Working Capital Loan_ and Draft Acceptance_;

(Inapplicable) 3.1.2   ________________ individual credit facility.

3.2.
During the term of the Facilities, Party B may rollover the Revolving Credit Facility but not the Term Loan Facility. Each drawdown of the Facilities shall be supported by an individual application by Party B and Party A shall approve the same on a case by case basis. The amount, period and purpose of each loan or other credit facility may be agreed and prescribed in the contract (including promissory note) or agreement separately entered into by the parties or the application letter for a specific facility submitted by Party B and approved by Party A.

For without recourse domestic factoring, the "notification of assignment of accounts receivables" issued by Party A to Party B shall be deemed as the "contract" entered into by Party A and Party B upon acknowledgement by Party B in a form approved by Party A.

3.3.
The utilization period for each loan or credit under the Facilities shall be determined in accordance with the operational needs of Party B and the regulations for business management of Party A. The maturity date of each individual facility may be later than the expiry date of the term of the Facilities.

4.	INTEREST AND FEES

Interest on any loan and financing under the Facilities and relevant fees shall be determined in accordance with the provisions of the relevant contracts.

5.	TERMS OF GUARANTEE

(Inapplicable) 5.1.        An irrevocable letter of guarantee shall be executed by ____________________ in favour of Party A for a maximum amount to secure all the outstanding liabilities owing to Party A by Party B under this Agreement, the obligations and liabilities of which shall be joint and several; and/or

(Inapplicable) 5.2.        A security assignment/ debenture to be executed by _________________  in respect of all its assets or in respect of _____________ to which it has legal title or of which it is rightfully entitled to dispose, to secure all the outstanding liabilities owing to Party A by Party B under this Agreement, and the two Parties shall enter into a separate security documents.

If the guarantor/security provider fails to execute the security documents or complete the procedures for the guarantee/security, Party A shall be entitled to refuse the grant of the Facilities to Party B.

6.	RIGHTS AND OBLIGATIONS OF PARTY B

6.1.	Party B shall have the following rights:

6.1.1.	to request Party A to grant the Facilities or other financing in accordance with this Agreement;

6.1.2.	to utilize the Facilities in accordance with this Agreement;

6.1.3.
to request Party A to keep the information provided by Party B in respect of its production, operations, assets, accounts and so forth confidential, unless otherwise required by law 、regulations or regulatory authorities;

6.1.4.	to assign the outstanding liabilities to a third party after obtaining consent from Party A.

6.2.	Party B shall undertake the following obligations:

6.2.1.
to provide such true documents and materials as Party A may require (including but not limited to, at the request of Party A, financial statements and annual financial reports, and notification of any material decisions on and changes in production, operations and management) and the information on all its bank accounts, account number and account balance and to cooperate with Party A's investigation, review and examination;

6.2.2.	to accept Party A's supervision over its use of the Facilities, operations and financial activities;

6.2.3.	to use the Facilities and/or other financing for the purposes prescribed in and/or in accordance with the provisions of this Agreement and other relevant contracts;

6.2.4.	to make timely and full repayment of the principal and interest of the loans, advances and other debts in accordance with the provisions of this Agreement and other relevant contracts;

6.2.5.	to obtain prior written consent from Party A before assigning the outstanding liabilities hereunder, in whole or in part, to a third party;

6.2.6.
upon the occurrence of any of the following events, to forthwith notify Party A and cooperate with Party A to take protective measures for securing timely and full repayment of the principal and interest of the loans, advances, other debts and all relevant expenses hereunder:

6.2.6.1.	Party B suffering grave financial loss, loss of assets or other financial distress;

6.2.6.2.	Party B offering a loan or guarantee or mortgages (pledges) its property (right) for the benefits of a third party;

6.2.6.3.	amalgamation (merger), division, reorganization, equity (cooperative) joint venture, transfer of equity/assets and change in shareholding of Party B;

6.2.6.4.	Party B is subject to winding up of business, revocation or cancellation of business licence, petition for bankruptcy or bankruptcy petition or dissolution and so forth;

6.2.6.5.	any of Party B's controlling shareholders or other affiliates suffering significant business or financial distress which affects its normal operations;

6.2.6.6.	Party B entering into material connected transactions with its controlling shareholders and other affiliates which affects its normal operations;

6.2.6.7.	Party B being involved in any litigation or arbitration or being imposed any criminal or administrative penalty which has material adverse effects on its business or financial conditions;

6.2.6.8.	occurrence of other material events which are likely to affect Party B's ability to repay.

6.2.7.	not to fail to diligently manage or exercise its matured creditor’s right, or to dispose of its existing major assets without consideration or by other inappropriate means.

7.	RIGHTS AND OBLIGATIONS OF PARTY A

7.1.	Party A shall have the following rights:

7.1.1.	to require Party B to make timely and full repayment of the principal and interest of the loans, advances and other debts under this Agreement and other relevant contracts;

7.1.2.	to require Party B to provide any information relating its use of the Facilities;

7.1.3.	to know the operations and financial activities of Party B;

7.1.4.	to monitor Party B's use of the Facilities and/or other financing so as to ensure that it is for the purposes prescribed in this Agreement and other relevant contracts;

7.1.5.
having accepted Party's B application for the issuance of letter of credit, to instruct another branch of China Merchants Bank located in the same place as the beneficiary to re-issue the letter of credit;

7.1.6.	the right to debit such amount directly from Party B's account for repaying the debts owed by Party B under this Agreement and all relevant contracts;

7.1.7.
to assign or transfer its rights in respect of the outstanding liabilities payable by Party B, and to use any means as it may deem appropriate to notify Party B of such assignment or transfer, and to seek payment from Party B, including but not limited to facsimile, post, personal delivery, and announcement in the mass media;

7.1.8.	other rights as conferred herein.

7.2.	Party A undertakes the following obligations:

7.2.1.	to grant the Facilities to Party B in accordance with this Agreement and the relevant contracts; and

7.2.2.	to keep Party B's assets, financial, production and operational conditions confidential unless otherwise required by law or regulations or supervisory authorities.

8.	PARTY B HEREBY SPECIFICALLY WARRANTS THAT:

8.1.
Party B is an enterprise duly established and lawfully existing in accordance with the laws of People's Republic of China with the legal person status and sufficient legal capacity for carrying out the civil conduct of execution and performance of this Agreement;

8.2.	the execution and performance of this Agreement has been duly authorized by its board of directors and other relevant authorities;

8.3.
all the documents, information and instruments Party B has provided concerning itself, the guarantor, the mortgagor (the pledgor) and the mortgage (pledge) security document are true, accurate, complete and valid, and do not contain any material mistakes inconsistent with the facts or omit any material facts;

8.4.	to fully comply with the terms of all relevant contracts and the undertaking for issuance of letter of credit, trust receipt and other related documents executed in favour of Party A;

8.5.
at the time of execution of this Agreement, no litigation, arbitration or criminal or administrative penalty which has material adverse effects on Party B or its major assets has occurred, nor will such litigation, arbitration or criminal or administrative penalty occur during performance of this Agreement. Party B shall forthwith notify Party A of such occurrence, if any;

8.6.
it will keep its operations in full compliance with the national laws and regulations, conduct business legally and within the business scope prescribed in its Business Licence and attend to annual registration and examination;

8.7.
it will maintain or improve its current operations and management; ensure that value of its existing assets remain stable or to appreciate; not to waive its claim for any matured liabilities and not to dispose of its existing major assets withoutconsideration or by other inappropriate means;

8.8.	it will not settle other long term liabilities prematurely without Party A's authorization; and

8.9.	at the time of execution of this Agreement, no material event has occurred on the part of Party B which will affect Party B's performance of its obligations hereunder.

9.	EXPENSES

All expenses arising from matters relating to this Agreement, such as investigation of credit standing, examination and notarization, and all expenses incurred by Party A in enforcing its claims on Party B's failure to repay the debts owed to Party A hereunder when they fall due, such as legal fees, litigation costs, travel expenses, publication fees and courier charges shall be borne by Party B. Party B hereby authorizes Party A to debit such expenses directly from its accounts. In case of deficiency, Party B guarantees to make such payment in full as Party A may specify by notice.

10.	EVENTS OF DEFAULT AND HANDLING

10.1.	It shall be an event of default if Party B finds itself in one of the following situations:

10.1.1.	in violation of Clause 6.2.1 hereof, Party B provides false materials to or withholds important facts from Party A or does not cooperate with Party A's investigations, reviews or examinations;

10.1.2.	in violation of Clause 6.2.2 hereof, Party B refuses to accept or evades Party A's supervision over its use of Facilities, operations and financial activities;

10.1.3.	in violation of Clause 6.2.3 hereof, Party B does not use the Facilities and/or other financing for the purposes prescribed in this Agreement and the relevant contracts;

10.1.4.
in violation of Clause 6.2.4 hereof, Party B fails to make timely and full payment of the principal and interest of the loans, advances and other debts in accordance with this Agreement and/or the relevant contracts;

10.1.5.
in violation of Clause 6.2.5 hereof, Party B transfers its outstanding liabilities hereunder to a third party without authorization; or in violation of Clause 6.2.7 hereof, fails to diligently manage or exercise its matured creditor’s right, or disposes of its existing major assets without consideration or by other inappropriate means;

10.1.6.
in violation of Clause 6.2.6 hereof, Party B fails to promptly notify Party A of any occurrence of the events prescribed therein or fails to cooperate in taking additional protective measures for securing payment of the debts hereunder as required by Party A after having knowledge of such occurrence or any event considered by Party A as affecting the repayment of the principal and interest of the credit;

10.1.7.	in violation of Clauses 8.1, 8.2 or 8.5 hereof or in violation of Clauses 8.3, 8.4, 8.6, 8.7, 8.8 or 8.9 hereof and Party B fails to remedy its default immediately upon request by Party A; and

10.2.
If the guarantor is found to be in any of the following situations which Party A considers may affect the ability of the guarantor to perform its duties as a guarantor, Party A may require either the guarantor to take remedial action or Party B to add or modify the terms of guarantee and if the guarantor and Party B fail to cooperate, it shall be deemed as an event of default:

10.2.1.	any of the events similar to those described in Clause 6.2.6 hereof occurs;

10.2.2.	non-disclosure of its inability to guarantee or failure to obtain authorization from the relevant authority at the time of execution of the irrevocable letter of guarantee;

10.2.3.	failure to attend to the annual registration and examination formalities; and

10.2.4.	failure to diligently manage or exercise its matured creditor’s right, or disposal of its existing major assets without value or by other inappropriate means.

10.3.
If the mortgagor (or the pledgor) is found to be in any of the following situations which Party A considers may invalidate the mortgage (or pledge) or render the value of the mortgaged property (or the pledged property) falling below the required valuation, Party A may require the mortgagor (or the pledgor) to take remedial action or Party B to add or modify the terms of security and if the mortgagor (or the pledgor) and Party B fail to cooperate, it shall be deemed as an event of default:

10.3.1.	no title to or right to dispose of the mortgaged property (pledged property), or such title or right is in dispute;

10.3.2.
the mortgaged property (or the pledged property) has already been leased, seized, detained, under supervision or Party A's security is subject to a prior or preferential right (including but not limited to preferential construction costs), and/or the non-disclosure of the same;

10.3.3.
without prior written consent from Party A, the mortgagor transfers, leases out, re-mortgages the mortgaged property or otherwise disposes of the mortgaged property by other inappropriate means, or the mortgagor disposes of the mortgaged property with written consent from Party A but contrary to Party A's request, the proceeds from such disposal are not used to repay the debts owed by Party B to Party A.

10.3.4.
the mortgagor fails to keep the mortgaged property in safe custody or to maintain and repair the mortgaged property properly, leading to substantial depreciation in the value of the mortgaged property; or the mortgagor's actions directly jeopardizes the mortgaged property, leading to a depreciation in the value of the mortgaged property, or the mortgagor fails to keep the mortgaged property insured as required by Party A during the continuance of the mortgage.

10.4.	Should any of the events of default described in Clauses 10.1, 10.2 and 10.3 occurs, Party A shall be entitled to take the following measures separately or simultaneously:

10.4.1.	to reduce the Facilities hereunder or prohibit the use of the remaining Facilities;

10.4.2.	to declare the principal and interest of the loan drawn under the Facilities and relevant expenses to be immediately due and payable;

10.4.3.
in respect of draft accepted or letter of credit (including the re-issuance of letter of credit), letter of guarantee and letter of shipping guarantee issued by Party A, irrespective of whether Party A has made any advance or not to request for additional margin from Party B or to transfer such amount from another account of Party B maintained at Party A to the margin account for settlement of any future advances that may be made by Party A under this Agreement or to place the same in the custody of a third party as margin for any future advances to be made by Party A;

10.4.4.
in respect of outstanding accounts receivables assigned to Party A by Party B under with recourse domestic factoring or export factoring, to request Party B to perform its repurchase obligations immediately; in respect of accounts receivables assigned to Party A by Party B under without recourse domestic factoring or import factoring, to claim from Party B immediately;

10.4.5.	to satisfy all the outstanding liabilities owed by Party B under this Agreement and all specific contracts by debiting the same directly from Party B's settlement account or other accounts;

10.4.6.	to seek recourse pursuant to Clause 13 hereof.

11.	MODIFICATION AND TERMINATION

This Agreement may be modified and terminated upon a written agreement between Parties A and B through negotiations. This Agreement shall remain in force so long as no agreement has been reached. Neither party shall modify, amend or terminate this Agreement without the consent of the other party.

12.	MISCELLANEOUS

12.1.
During the term of this Agreement, no compromise, forbearance or indulgence by Party A in enforcing any of its interests or rights hereunder in respect of any events of default or delay of Party B shall prejudice, affect or restrict Party A's interests and rights as a creditor under this Agreement and all relevant laws and regulations, nor shall it be taken as Party A's approval to, consent of, or operate as waiver of its rights to take actions against existing or future defaults.

12.2.
Should this Agreement or any provisions hereof become invalid under the law for whatsoever reasons, Party B shall continue to fulfill all its obligations to make repayment. In such event, Party A is entitled to terminate this Agreement and demand immediate repayment of the debts hereunder from Party B.

12.3.	Each notice and demand to be given by Parties A and B hereunder shall be made in writing.

Address of Party A: The first floor of Tian Xiang Building, Chegongmiao Tian An Park, Shenzhen, PRC

Address of Party B: No. 26 Langshan Road, Shenzhen High-Tech Park(North), Nanshan District, Shenzhen, PRC

Notices given by personal delivery shall be deemed duly served once the receiving party signed an acknowledgment of receipt (if the receiving party refuses to acknowledge receipt, service shall be deemed to be effected on the date of refusal).  Notices given by post shall be deemed duly served 7 days after posting of the mail. Notices given by facsimile transmission shall be deemed duly served upon receipt by the facsimile machine of the receiving party. Announcements in the mass media made by Party A notifying Party B of any assignment of its rights in respect of the outstanding liabilities or demanding repayment from Party B shall be deemed duly served on the date of the announcement.

Should either one of Party A or Party B change its correspondence address, it shall notify the other Party promptly or else it shall bear all losses resulting therefrom.

12.4.
Both Parties agree that an application letter for a transaction under trade financing shall be effective upon affixing the same seal as shown in the “Power of Attorney for Sample Seal” and both Parties shall recognize the force of that seal.

12.5.
Any written supplemental agreement entered into between Parties A and B through negotiations in respect of matters not covered in or changes to this Agreement and the specific contracts hereunder shall constitute the schedule(s) to and form an integral part of this Agreement.

13.	APPLICABLE LAW AND DISPUTE RESOLUTION

13.1.
The execution, construction and dispute resolution of this Agreement shall be governed by the laws of the People's Republic of China.  The interests of Parties A and B are protected by the laws of the People's Republic of China.

13.2.
Any dispute between Parties A and B in connection with the performance of this Agreement may be settled by the two Parties through negotiations. In case no settlement can be reached through negotiations, any of the Parties may either (pick one of the following three and tick the appropriate box):

☐ 13.2.1	sue in the People's Court of the territory where Party A is located; or

☐ 13.2.2	submit the dispute to arbitration committee, for arbitration.

☐ 13.2.3	submit to (if chosen this option, please tick one of the followings):

☐ China International Economic and Trade Arbitration Commission

☐ China International Economic and Trade Arbitration Commission ________________ branch for arbitration in accordance with the Financial Disputes Arbitration Rules.

13.3.
Having completed the formalities of notarization by Parties A and B for the enforcement of this Agreement, Party A may directly apply to the People's Court with competent jurisdiction for enforcement with a view to claim for the debts due and owed by Party B hereunder.

14.	EFFECTIVENESS OF THE CONTRACT

This Agreement shall be effective upon the affixing of signature (or name seal) together with company seal/special contract seal by the legal representative (person-in-charge) or authorized agent of each of Party A and Party B. This Agreement shall automatically expire upon the expiry of the credit term or on the date on which all the debts owed by Party B to Party A and all other relevant expenses hereunder are repaid in full (whichever is later).

15.	SUPPLEMENTARY PROVISION

This Agreement is executed in three counterparts with each having the same force.  Party A, Party B, department for property pledge register shall hold one copy each.

In case any discrepancy exists between the Chinese and English context, the Chinese version shall prevail.

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EXECUTION PAGE

PARTY A: (seal)
PARTY B: (seal)

DATE: